Exhibit 99.1
For Release February 12, 2007 3:00 p.m. PST
STERLING FINANCIAL CORPORATION OF SPOKANE, WA, AND NORTHERN EMPIRE BANCSHARES OF SANTA ROSA, CA, RECEIVE REGULATORY APPROVAL FOR MERGER
February 12, 2007, Spokane, WA and Santa Rosa, CA — Sterling Financial Corporation (NASDAQ:STSA) and Northern Empire Bancshares (NASDAQ:NREB) announced that they have received regulatory approval for Sterling Financial Corporation’s (“Sterling”) acquisition of Northern Empire Bancshares (“Northern Empire”). The acquisition, which is anticipated to close on February 28, 2007, remains subject to the approval of shareholders of Sterling and Northern Empire. The shareholders of Northern Empire and Sterling are scheduled to vote on the transaction at special meetings to be held on February 20 and February 21, 2007, respectively.
Under the terms of the Agreement and Plan of Merger by and between Sterling and Northern Empire dated September 17, 2006, Northern Empire will merge with and into Sterling, with Sterling being the surviving entity in the merger. The merger agreement also provides for the merger of Northern Empire’s financial institution subsidiary Sonoma National Bank, with and into Sterling’s financial institution subsidiary Sterling Savings Bank, with Sterling Savings Bank being the surviving institution. Northern Empire shareholders are to receive 0.8050 shares of Sterling common stock and $2.71 in cash for each Northern Empire share they own.
Following completion of the transaction, Northern Empire shareholders will receive a letter with transmittal instructions to assist in the process of exchanging their Northern Empire share certificates for cash and Sterling share certificates. Sterling anticipates that these documents will be mailed to Northern Empire shareholders in early to mid March 2007.
Sterling Chairman and Chief Executive Officer, Harold B. Gilkey, commented, “This transaction extends Sterling Savings Bank’s footprint into northern California, and we will now serve customers in eight western states. We believe Sonoma brings expertise with small business administration lending and provides a platform for core deposit growth, as well as expansion with commercial and consumer lending. We are very pleased to welcome the employees, customers and shareholders of Northern Empire into our company.”
Deborah A. Meekins, Northern Empire’s president and chief executive officer commented, “The completion of this transaction will bring many new opportunities for our customers, with new products, services and expanded technology in the markets we serve. Our cultures are very similar, and we are excited to implement Sterling’s expertise to achieve greater success in expanding the California market. We are proud to become a part of the Sterling family.”

ABOUT STERLING
Sterling Financial Corporation of Spokane, Washington, is a bank holding company of which the principal operating subsidiaries are Sterling Savings Bank and Golf Savings Bank. Sterling Savings Bank is a Washington State-chartered, federally insured commercial bank, which opened in April 1983 as a stock savings and loan association. Sterling Savings Bank, based in Spokane, Washington, has financial service centers throughout Washington, Oregon, Idaho and Montana. Through Sterling Savings Bank’s wholly owned subsidiaries, Action Mortgage Company and INTERVEST-Mortgage Investment Company, it operates loan production offices throughout the western region. Sterling Savings Bank’s subsidiary Harbor Financial Services provides non-bank investments, including mutual funds, variable annuities and tax-deferred annuities and other investment products through regional representatives throughout Sterling Savings Bank’s branch network.
Golf Savings Bank is a Washington State-chartered and FDIC insured savings bank. Golf Savings Bank’s primary focus is the origination of single-family residential mortgage loans.
ABOUT NORTHERN EMPIRE BANCSHARES
Northern Empire Bancshares operates as the holding company for Sonoma National Bank, which provides commercial banking services in northern California. The bank provides non-interest bearing demand, non-interest bearing savings, interest bearing transaction accounts, time certificates, checking deposits, certificates of deposit and other time certificates. Its loan portfolio comprises real estate mortgage loans, real estate construction loans, commercial loans, consumer installment loans and commercial loans guaranteed by the small business administration. As of December 31, 2006, the bank operated 12 banking offices in Sonoma, Marin and Contra Costa counties, California. The company was incorporated in 1982 and is based in Santa Rosa, California.
ADDITIONAL INFORMATION ABOUT THE NORTHERN EMPIRE TRANSACTION AND WHERE TO FIND IT
On January 10, 2007, Sterling filed an amended registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”), and on January 17, 2007, Sterling and Northern Empire mailed a proxy statement/prospectus to their respective security holders containing information about the transaction. Investors and security holders of Sterling and Northern Empire are urged to read the proxy statement/prospectus and other relevant materials as they become available because they will contain important information about Sterling, Northern Empire and the proposed merger. In addition to the registration statement filed by Sterling and the proxy statement/prospectus mailed to the security holders of Sterling and Northern Empire, Sterling and Northern Empire file annual, quarterly and current reports, proxy statements and other information with the SEC. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other relevant documents (when they become available) and any other documents filed with the SEC at its website at www.sec.gov. The documents filed by Sterling may also be obtained free of charge from Sterling by requesting them in writing at Sterling Financial Corporation, 111 North Wall Street, Spokane, WA 99201, or by telephone at (509) 227-5389. In addition, investors and security holders may access copies of the documents filed with the SEC by Sterling on its website at

www.sterlingfinancialcorporation-spokane.com. The documents filed by Northern Empire may also be obtained by requesting them in writing at Northern Empire Bancshares, 801 Fourth Street, Santa Rosa, CA 95404, or by telephone at (707) 591-9000. In addition, investors and security holders may access copies of the documents filed with the SEC by Northern Empire on its website at www.snbank.com.
Sterling, Northern Empire and their respective officers and directors may be deemed participants in the solicitation of proxies from the security holders of Sterling and Northern Empire with respect to the transactions contemplated by the proposed merger. Information regarding Sterling’s officers and directors is included in Sterling’s proxy statement for its 2006 annual meeting of shareholders filed with the SEC on March 24, 2006. Information regarding Northern Empire’s officers and directors is included in Northern Empire’s proxy statement for its 2006 annual meeting of shareholders filed with the SEC on April 13, 2006. A description of the interests of the directors and executive officers of Sterling and Northern Empire in the merger is set forth in the proxy statement/prospectus mailed to security holders of Sterling and Northern Empire on January 17, 2007, and will be set forth in other relevant documents to be filed with the SEC when they become available.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about: (i) the benefits of the merger between Sterling and Northern Empire, including future financial and operating results, cost savings, enhancements to revenue and accretion to reported earnings that may be realized from the merger; (ii) Sterling’s and Northern Empire’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as ''expects,’’ ’’anticipates,’’ ''intends,’’ ''plans,’’ ''believes,’’ ''seeks,’’ ''estimates,’’ or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the managements of Sterling and Northern Empire, and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond management’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of numerous possible uncertainties.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Sterling and Northern Empire may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) the shareholders of Sterling and/or Northern Empire may fail to approve the merger; (5) adverse governmental or regulatory policies may be enacted; (6) the interest rate environment may further compress margins and adversely affect net interest income; (7) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (8) competition from other financial services companies in Sterling’s and Northern Empire’s markets could adversely affect operations; and (9) an economic slowdown could adversely affect credit quality and loan originations. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Sterling’s and Northern Empire’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s website at www.sec.gov. The documents filed by Sterling, may also be obtained free of charge from Sterling by requesting them in writing at Sterling Financial Corporation, 111 North Wall Street, Spokane, WA 99201, or by telephone at (509) 227-5389. In addition, investors and security holders may access copies of the documents filed with the SEC by Sterling on its website at www.sterlingfinancialcorporation-spokane.com. The documents filed by Northern Empire may also be obtained by requesting them in writing at Northern Empire Bancshares, 801 Fourth Street, Santa Rosa, CA 95404, or by telephone at (707) 591-9000. In addition, investors and security holders may access copies of the documents filed with the SEC by Northern Empire on its website at www.snbank.com.
Sterling and Northern Empire caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Sterling or Northern Empire or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Sterling and Northern Empire do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Sterling Contacts:	Sterling Financial Corporation Harold B. Gilkey Chairman and Chief Executive Officer 509-354-8186

Daniel G. Byrne EVP, Chief Financial Officer 509-458-3711

Media Contact:	Jennifer Lutz Public Relations Specialist 509-458-2711 Extension 6545

Contact:	Northern Empire Bancshares Deborah A. Meekins Chief Executive Officer 707-591-9000